NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact: Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169

For Immediate Release

Everest Re Group Reports Third Quarter 2008 Earnings

HAMILTON, Bermuda – October 20, 2008 -- Everest Re Group, Ltd. (NYSE: RE) reported third quarter 2008 after-tax operating income1, which excludes realized capital gains and losses of $12.6 million, or $0.21 per share, compared to after-tax operating income1 of $232.5 million, or $3.68 per diluted share, in the third quarter of 2007. Including net realized capital gains and losses, the Company reported a net loss of $233.1 million, or $3.80 per share, for the third quarter of 2008 compared to net income of $246.6 million, or $3.90 per diluted share, for the same period last year.

For the nine months ended September 30, 2008, after-tax operating income1 was $383.2 million, or $6.20 per share, compared to $713.7 million, or $11.19 per diluted share, for the same period in 2007. Including net realized capital gains and losses, the Company had a net loss of $2.2 million for the first nine months of 2008, or $0.04 per share, compared to net income of $827.0 million, or $12.96 per diluted share, for the first nine months of 2007.

Operating highlights for the third quarter of 2008 included the following:

•

The GAAP combined ratio in the third quarter was 115.0% compared to 86.6% in the same period last year. Pre-tax catastrophe losses, net of reinstatement premiums, primarily emanating from Hurricanes Gustav and Ike, were $267.4 million in the quarter. Catastrophe events added 34.2 points to the combined ratio in the quarter compared to 3 points in the third quarter of 2007. Reserve development for the current period was minimally favorable.

•

Net after-tax realized capital losses totaled $245.7 million for the quarter compared to net after-tax realized capital gains of $14.1 million in the same period last year. Write-downs for other than temporary impairments, primarily emanating from financial sector bond holdings, comprised $131.1 million of this quarter’s net loss. The remainder of the quarter’s loss was about evenly split between fair value accounting adjustments principally related to equity securities and net realized capital losses on sales of securities.

•

Gross written premiums were $999.2 million for the quarter, 7% lower than in the same period in 2007. Reinsurance premiums, across all segments, were down 5%, with reinstatement premiums on catastrophe covers adding 4% to the quarter’s totals. Insurance segment premiums were 15% lower than in the third quarter of 2007 as written premiums were impacted by softer worker’s compensation, public entity and contractors markets as well as the timing of new business.

•

Net investment income was $164.5 million, 5% lower than in the third quarter of 2007. Reduced income from limited partnership investments and lower yields on fixed maturity investments were the principal cause of the decline.

•

Cash flow from operations was $375.4 million compared to $356.0 million for the same quarter in 2007. The Company had net tax recoveries of $97.4 million in the third quarter of 2008 compared to net tax payments of $107.4 million in the third quarter of 2007.

•

Shareholders’ equity ended the quarter at $5.0 billion down from $5.7 billion at December 31, 2007, reflective of year-to-date net unrealized losses on investments of $355.4 million, share repurchases of $150.7 million and dividend payouts of $89.1 million. Book value per share at the end of the quarter was $82.02 compared to $90.43 at December 31, 2007.

•

Since year end 2007, the Company has repurchased 1.6 million of its common shares at an average price of $92.35. Since January 2007, the Company has repurchased 4.2 million of its common shares at an average price of $94.31. The total cost to date of the repurchased shares under this program is $392.3 million. The Company's cumulative share repurchase authorizations allow for additional repurchases of up to 5.8 million shares.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “This quarter was marked by significant losses on both the underwriting and investment side, as two sizeable hurricanes in the gulf occurred in tandem with a meltdown in the financial markets. Our conservative capital management and investment strategies enabled us to withstand these tumultuous events and maintain our position of strength. We believe we are in a strong position to continue to serve our clients as well as capitalize on opportunities going forward.”

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the third quarter results will be held at 8:30 a.m. Eastern Time on October 21, 2008. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

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1The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(Dollars in thousands, except per share amounts)	2008		2007		2008		2007
		(unaudited)				(unaudited)

		Per		Per Diluted		Per		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net (loss) income	$ (233,127)	$ (3.80)	$ 246,587	$ 3.90	$ (2,167)	$ (0.04)	$ 827,037	$ 12.96
After-tax net realized
capital (losses) gains	(245,734)	(4.01)	14,072	0.22	(385,406)	(6.24)	113,312	1.77

After-tax operating income	$ 12,607	$ 0.21	$ 232,515	$ 3.68	$ 383,239	$ 6.20	$ 713,725	$ 11.19

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of net realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2008	2007	2008	2007
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$ 931,859	$ 997,055	$ 2,785,927	$ 3,001,104
Net investment income	164,478	172,802	490,527	508,291
Net realized capital (losses) gains	(293,365)	18,579	(461,314)	151,245
Net derivative income (expense)	14,943	(1,564)	13,228	1,663
Other (expense) income	(8,243)	15,138	(23,570)	10,759
Total revenues	809,672	1,202,010	2,804,798	3,673,062

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	813,668	583,240	1,963,760	1,768,122
Commission, brokerage, taxes and fees	218,045	240,135	689,905	700,213
Other underwriting expenses	40,335	40,316	120,307	113,917
Interest, fees and bond issue cost amortization expense	19,795	26,833	59,376	68,539
Total claims and expenses	1,091,843	890,524	2,833,348	2,650,791

(LOSS) INCOME BEFORE TAXES	(282,171)	311,486	(28,550)	1,022,271
Income tax (benefit) expense	(49,044)	64,899	(26,383)	195,234

NET (LOSS) INCOME	$ (233,127)	$ 246,587	$ (2,167)	$ 827,037
Other comprehensive (loss) income, net of tax	(248,664)	90,660	(421,714)	(19,238)

COMPREHENSIVE (LOSS) INCOME	$ (481,791)	$ 337,247	$ (423,881)	$ 807,799

PER SHARE DATA:
Average shares outstanding (000's)	61,396	62,751	61,809	63,269
Net (loss) income per common share - basic	$ (3.80)	$ 3.93	$ (0.04)	$ 13.07

Average diluted shares outstanding (000's)	61,643	63,268	62,164	63,798
Net (loss) income per common share - diluted	$ (3.80)	$ 3.90	$ (0.04)	$ 12.96

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars in thousands, except par value per share)	2008	2007
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$ 10,950,334	$ 10,245,585
(amortized cost: 2008, $11,289,996; 2007, $10,116,353)
Fixed maturities - available for sale, at fair value	11,197	-
Equity securities - available for sale, at market value (cost: 2008, $24,339; 2007, $24,378)	25,148	24,694
Equity securities - available for sale, at fair value	905,108	1,535,263
Short-term investments	1,201,725	2,225,708
Other invested assets (cost: 2008, $803,102; 2007, $651,898)	802,437	654,355
Cash	223,630	250,567
Total investments and cash	14,119,579	14,936,172
Accrued investment income	147,539	145,056
Premiums receivable	951,566	989,921
Reinsurance receivables	645,483	666,164
Funds held by reinsureds	365,392	342,615
Deferred acquisition costs	375,435	399,563
Prepaid reinsurance premiums	72,022	88,239
Deferred tax asset	380,727	227,825
Federal income taxes recoverable	55,597	47,368
Other assets	257,047	156,559
TOTAL ASSETS	$ 17,370,387	$ 17,999,482

LIABILITIES:
Reserve for losses and loss adjustment expenses	$ 9,247,610	$ 9,040,606
Future policy benefit reserve	66,893	78,417
Unearned premium reserve	1,417,542	1,567,098
Funds held under reinsurance treaties	81,295	75,601
Losses in the course of payment	35,191	63,366
Commission reserves	43,878	48,753
Other net payable to reinsurers	50,110	68,494
8.75% Senior notes due 3/15/2010	199,786	199,685
5.4% Senior notes due 10/15/2014	249,718	249,689
6.6% Long term notes due 5/1/2067	399,642	399,639
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	16,817	11,217
Other liabilities	195,432	182,250
Total liabilities	12,333,811	12,314,712

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized; (2008) 65.6 million and
(2007) 65.4 million issued and outstanding	656	654
Additional paid-in capital	1,821,406	1,805,844
Accumulated other comprehensive (loss) income, net of deferred income tax benefit of
$34.1 million at 2008 and expense of $87.2 million at 2007	(258,559)	163,155
Treasury shares, at cost; (2008) 4.2 million shares and (2007) 2.5 million shares	(392,328)	(241,584)
Retained earnings	3,865,401	3,956,701
Total shareholders' equity	5,036,576	5,684,770
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 17,370,387	$ 17,999,482

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2008	2007	2008	2007
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$ (233,127)	$ 246,587	$ (2,167)	$ 827,037
Adjustments to reconcile net income to net cash provided by
operating activities:
Decrease in premiums receivable	9,685	100,732	23,195	149,022
Increase in funds held by reinsureds, net	(7,133)	(12,225)	(33,500)	(11,244)
(Increase) decrease in reinsurance receivables	(25,938)	33,163	(12,877)	87,661
Decrease (increase) in deferred tax asset	59,187	57,588	(31,615)	83,993
Increase (decrease) in reserve for losses and loss adjustment expenses	291,530	28,469	357,606	(105,541)
Decrease in future policy benefit reserve	(3,972)	(4,631)	(11,524)	(12,056)
Increase (decrease) in unearned premiums	17,019	48,788	(137,396)	(62,559)
Change in equity adjustments in limited partnerships	21,051	(12,433)	5,453	(41,704)
Change in other assets and liabilities, net	(54,159)	(109,869)	(33,827)	(151,587)
Non-cash compensation expense	2,941	4,218	13,511	13,505
Amortization of bond premium/(accrual of bond discount)	4,905	(5,887)	9,381	(6,713)
Amortization of underwriting discount on senior notes	45	42	133	122
Net realized capital losses (gains)	293,365	(18,579)	461,314	(151,245)
Net cash provided by operating activities	375,399	355,963	607,687	618,691

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	154,577	384,354	701,138	1,001,549
Proceeds from fixed maturities sold - available for sale, at market value	95,500	52,087	225,447	256,122
Proceeds from equity securities sold - available for sale, at fair value	345,063	143,606	674,297	1,462,167
Distributions from other invested assets	52,045	25,080	65,926	52,463
Cost of fixed maturities acquired - available for sale, at market value	(582,558)	(472,811)	(2,435,862)	(728,298)
Cost of fixed maturities acquired - available for sale, at fair value	(11,444)	-	(11,444)	-
Cost of equity securities acquired - available for sale, at market value	(16)	-	(456)	-
Cost of equity securities acquired - available for sale, at fair value	(181,408)	(169,080)	(330,789)	(1,307,488)
Cost of other invested assets acquired	(176,333)	(29,307)	(224,432)	(149,072)
Net change in short-term securities	55,779	(209,356)	1,019,830	(1,312,446)
Net change in unsettled securities transactions	(52,820)	7,493	(58,562)	3,081
Net cash used in investing activities	(301,615)	(267,934)	(374,907)	(721,922)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	2,292	3,332	2,053	14,772
Purchase of treasury shares	(25,006)	(40,340)	(150,744)	(240,420)
Net proceeds from issuance of long term notes	-	-	-	395,637
Dividends paid to shareholders	(29,463)	(30,038)	(89,133)	(90,999)
Net cash (used in) provided by financing activities	(52,177)	(67,046)	(237,824)	78,990

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(23,855)	(2,711)	(21,893)	(19,565)

Net (decrease) increase in cash	(2,248)	18,272	(26,937)	(43,806)
Cash, beginning of period	225,878	187,790	250,567	249,868
Cash, end of period	$ 223,630	$ 206,062	$ 223,630	$ 206,062

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes (recovered) paid	$ (97,418)	$ 107,438	$ 3,286	$ 267,744
Interest paid	$ 13,937	$ 18,489	$ 53,004	$ 52,867